Registrations No. 333-262493

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	33-0662986
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

+61-03-9882-0780

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copies to:

John O’Leary, Esq.

Patrizio & O’Leary LLP

300 Carnegie Center, Suite 150

Princeton, NJ 08540

Tel. No.: (609) 786-2525

Email: joleary@po-legal.com

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Propanc Biopharma, Inc. has prepared this Amendment No. 1 to the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-262493) solely for the purpose of correcting the phone number of the Registrant on the cover page due to clerical error, amending the Item numbers of Part II due to clerical error, and the filing of Exhibit 5.1 to the Registration Statement. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees are estimates.

SEC Registration Fee	$463.50
Accounting Fees and Expenses*	$10,000.00
Legal Fees and Expenses	$35,000.00
Transfer Agent and Registrar Fees	$500.00
Miscellaneous Fees and Expenses*	$1,000.00
Total*	$46,963.50

* Estimated expenses.

Item 14. Indemnification of Directors and Officers

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our Certificate of Incorporation also provides that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

In addition, in the future, we intend to enter into indemnification agreements with our directors and officers and some of our executives may have certain indemnification rights arising under their employment agreements with us. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

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The above discussion of our Certificate of Incorporation and Delaware law is not intended to be exhaustive and is respectively qualified in its entirety by such bylaws and applicable Delaware law.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities

During the last three completed fiscal years and to date in the current fiscal year, we sold the following unregistered securities:

Shares Issued for Services

On July 19, 2019, the Company entered into an agreement with a certain consultant to provide services over a two-month period beginning July 1, 2019 and ending September 1, 2019 in exchange for 20,000 shares of the Company’s common stock. On July 19, 2019, the Company issued the 20,000 shares of the Company’s common stock valued at $1.99 per share; being the closing price of the stock on the date of the agreement, to such consultant, or $39,800, which will be amortized over the term of the agreement. The Company recorded $39,800 of consulting expense with respect to such shares of its common stock during the three months ended September 30, 2019.

Between February 3, 2020 and June 26, 2020, the Company issued an aggregate of 8,708,574 shares of the Company’s common stock to a consultant for services rendered pursuant to an engagement agreement dated on September 10, 2019 which agreement was later amended in February 2020. Between February 3, 2020 and June 26, 2020, the Company issued an aggregate of 8,708,574 shares of the Company’s common stock valued at an average price of $0.008 per share; being the closing price of the stock on the date of the agreement, to such consultant, or $73,842. The Company recorded $73,842 of consulting expense with respect to such shares of its common stock during the year ended June 30, 2020.

On November 17, 2020, the Company effected a one-for-one thousand (1:1,000) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split.

On March 22, 2021, the Company issued an aggregate of 225,037 shares of the Company’s common stock to a consultant for services rendered from January 1, 2021 to March 22, 2021. The Company issued 225,037 shares of the Company’s common stock valued at $0.30 per share, being the closing price of the stock on the date of grant to such consultant, or $67,511. The Company recorded $67,511 of consulting expense with respect to such shares of its common stock during the year ended June 30, 2021.

Between March 2021 and June 2021, the Company issued an aggregate of 580,609 shares of the Company’s common stock to a consultant for services rendered from April 1, 2021 to June 30, 2021. The Company issued 580,609 shares of the Company’s common stock valued at $0.10 per share, being the closing price of the stock on the date of grant to such consultant, or $58,061.

On August 12, 2021, the Board approved the issuance of 2,800,000 shares of the Company’s common stock for bonus payable of $84,000 as of June 30, 2021 to an employee who is the wife of the CEO of the Company. The 2,800,000 shares of common stock were valued at approximately $0.03 per share or $87,920, being the closing price of the stock on the date of grant. The shares were issued on August 17, 2021.

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On August 12, 2021, the Board approved the issuance of 166,667 shares of the Company’s common stock for legal services rendered for the month of August 2021. The 166,667 shares of common stock were valued at approximately $0.05 per share or $7,883, being the closing price of the stock on August 31, 2021, the date of grant. The shares were issued on September 3, 2021.

In September 2021, the Company issued 2,819,712 shares of the Company’s common stock to a consultant for services rendered from July 2021 to September 2021. The Company issued 2,819,712 shares of the Company’s common stock valued at approximately $0.04 per share or $104,611, being the closing price of the stock on the date of grant to such consultant.

On December 10, 2021, the Company issued 1,000,000 shares of the Company’s common stock to a purchaser as consideration for entering into a common stock purchase agreement in November 2021. The shares were valued at approximately $0.018 per share or $18,000, being the closing price of the stock on December 10, 2021.

In January 2021, the Company issued 666,667 shares of the Company’s common stock to a consultant as a bonus for services rendered. The Company issued 666,667 shares of the Company’s common stock valued at approximately $0.03 per share or $20,000, being the closing price of the stock on the date of grant to such consultant.

Issuance of Shares of Common Stock upon Conversion

During our first quarter ended September 30, 2018, we issued 258,285 shares of our common stock at an average conversion price of $5 as a result of the conversion of principal and interest in the aggregate amount of $1,413,317 underlying certain convertible notes converted during such period.

During our second quarter ended December 31, 2018, we issued 127,684 shares of our common stock at an average conversion price of $10 as a result of the conversion of principal and interest in the aggregate amount of $1,095,100 underlying certain outstanding convertible notes converted during such period.

During our third quarter ended March 31, 2019, we issued 140,673 shares of our common stock at an average conversion price of $4.20, as a result of the conversion of principal and interest in the aggregate amount of $583,331 underlying certain outstanding convertible notes converted during such period.

During our fourth quarter ended June 30, 2019, we issued 177,615 shares of our common stock at an average conversion price of $1.46, as a result of the conversion of principal and interest in the aggregate amount of $259,034 underlying certain outstanding convertible notes converted during such period.

During our first quarter ended September 30, 2019, we issued 181,939 shares of our common stock at an average conversion price of $0.68 as a result of the conversion of principal and interest in the aggregate amount of $123,712 underlying certain convertible notes converted during such period.

During our second quarter ended December 31, 2019, we issued 1,064,920 shares of our common stock at an average conversion price of $0.206 as a result of the conversion of principal and interest in the aggregate amount of $219,466 underlying certain outstanding convertible notes converted during such period.

During our third quarter ended March 31, 2020, we issued 16,096,509 shares of our common stock at an average conversion price of $0.053, as a result of the conversion of principal and interest in the aggregate amount of $856,338 underlying certain outstanding convertible notes converted during such period.

During our fourth quarter ended June 30, 2020, we issued 230,275,879 shares of our common stock at an average conversion price of $0.004, as a result of the conversion of principal and interest in the aggregate amount of $925,658 underlying certain outstanding convertible notes converted during such period. From July 1, 2020 through September 28, 2020, the Company issued an aggregate of 442,031,352 shares of its common stock at an average contractual conversion price of $0.00096, ranging from $0.00056 to $0.0020, as a result of the conversion of principal of $391,935, interest of $25,735 and conversion fees $6,750 underlying certain outstanding convertible notes converted during such period. On September 18, 2020, the Company prepaid an outstanding convertible note in the amount of $57,671 comprising the note principal of $43,000 plus $1,705 of accrued interest and a prepayment penalty of $12,966.

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On November 17, 2020, the Company effected a one-for-one thousand (1:1,000) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split.

During the year ended June 30, 2021, the Company issued an aggregate of 8,786,113 shares of its common stock at an average contractual conversion price of $0.13, ranging from $0.03 to $2.00, as a result of the conversion of principal of $1,018,867, interest of $103,321 and conversion fees $16,500 underlying certain outstanding convertible notes converted during such period. The total recorded to equity was $1,239,075 prior to the reversal of unissued shares.

From July 1, 2021 through September 30, 2021, the Company issued an aggregate of 9,445,009 shares of its common stock at an average contractual conversion price of $0.02, ranging from $0.02 to $0.04, as a result of the conversion of principal of $189,849, interest of $8,087 and conversion fees $2,250 underlying certain outstanding convertible notes converted during such period. The total recorded to equity was $200,186.

In October 2021, the Company issued 1,818,097 shares of its common stock at an average contractual conversion price of $0.01 as a result of the conversion of principal of $25,000 and interest of $1,726 underlying certain outstanding convertible notes converted during such period. The total recorded to equity was $26,726.

In January 2022, the Company issued 2,613,191 shares of its common stock at an average contractual conversion price of $0.01 as a result of the conversion of principal of $26,000 and interest of $2,222 underlying certain outstanding convertible notes converted during such period. The total recorded to equity was $28,222.

Issuance of Restricted Stock Units

Pursuant to employment agreements dated in May 2019, the Company granted an aggregate of 78,000 and 39,000 restricted stock units to the Company’s Chief Executive Officer and Chief Scientific Officer, respectively. The total 117,000 restricted stock units are subject to vesting terms as defined in the employment agreements. The 117,000 restricted stock units were valued at the fair value of $4.25 per unit or $497,240 based on the quoted trading price on the date of grant. During the year ended June 30, 2020 and 2019, the Company recognized stock-based compensation of $217,543 and $31,077, respectively, related to vested restricted stock units. There were $248,620 unrecognized restricted stock units expense as of June 30, 2020 which may be recognized upon achievement of certain performance conditions.

Issuance of Options

As of June 30, 2020, the Company had entered into agreements to grant options to purchase 59,644 shares of its common stock, with a weighted average exercise price per share of $76.37.

On May 14, 2019, our board of directors approved a grant of 39,000 stock options to Mr. Nathanielsz, with an exercise price of $4.675 per share, which shall vest annually over a period of three years from the date of the grant, provided, that on each such vesting date Mr. Nathanielsz is employed by us and subject to the other provisions of his Amended and Restated Employment Agreement.

On May 14, 2019, our board of directors also approved a grant of 19,500 stock options to Dr. Kenyon, with an exercise price of $4.25 per share, which shall vest annually over a period of three years from the date of the grant, provided, that on each such vesting date Dr. Kenyon is employed by us and subject to the other provisions of his Amended and Restated Services Agreement.

No stock options were issued during the fiscal year ended June 30, 2020 and 2021.

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Issuance of Warrants

On August 30, 2019, pursuant to a Securities Purchase Agreement, we issued to Auctus Fund LLC (i) a Common Stock Purchase Warrant permitting the holder to purchase 450,000 shares of common stock of the Company for an exercise price of $2.25, (ii) a Common Stock Purchase Warrant permitting the holder to purchase 300,000 shares of common stock of the Company for an exercise price of $3.33, and (iii) a Common Stock Purchase Warrant permitting the holder to purchase 225,000 shares of common stock of the Company for an exercise price of $4.50.

On September 10, 2019, the Company entered into an agreement with a certain consultant to provide services over a three-month period beginning September 10, 2019 and ending December 10, 2019 in exchange for 1,000,000 warrants to purchase the Company’s common stock at $2.00 per share with an expiry date of September 10, 2022. The Fair Market Value of the warrants was $984,810 on the date of grant as calculated under the Black Scholes Option Pricing model. The Company recorded $984,810 of share based compensation expenses with respect to the grant of such warrants during the six months ended December 31, 2019.

On March 30, 2020, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) whereby an investor (the “Investor”) purchased from the Company, 7,500,000 units (the “Units”), each consisting of (i) 1.5 shares of the Company’s common stock (the “Common Stock”), or pre-funded warrants (the “Prefunded Warrants”) and (ii) 1.5 warrants to purchase one share of Common Stock (“Series A Warrants”, and collectively with the Common Stock the “Units”). In addition to the Units, the Investor was issued 63,750,000 warrants to purchase one share of Common Stock (the “Series B Warrants”) and an additional 63,750,000 warrants to purchase one share of Common Stock, subject to a vesting schedule (the “Series C Warrants” and, together with the Prefunded Warrants, the Series A Warrants, and the Series B Warrants, the “Warrants”). The aggregate purchase price for the Units, the Series A Warrants, the Series B Warrants and the Series C Warrants of $450,000 was paid at closing (the “Purchase Price”). The 11,250,000 shares of Common Stock underlying the Units issuable at closing of the Securities Purchase Agreement are comprised of 804,518 shares of restricted Common Stock and 10,445,482 Prefunded Warrants.

As of June 30, 2021, there were 121,329 warrants outstanding and exercisable with expiration dates commencing September 2022 and continuing through August 2024, with a weighted average exercise price per share of $0.15.

On November 17, 2020, the Company effected a one-for-one thousand (1:1,000) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). Proportional adjustments for the Reverse Stock Split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Reverse Stock Split.

During the year ended June 30, 2021, the Company received aggregate gross proceeds of $776,044 from the exercise of 10,445 prefunded warrants and 19,375 Series B Warrants resulting in the issuance of 29,820 shares of common stock. Additionally, the Company issued 4,199,979 shares of common stock from the alternate cashless exercise of 20 Series A and 1 Series C warrants.

From July 9, 2021 through September 27, 2021, the Company received aggregate gross proceeds of $275,000 and subscription receivable of $100,000 from the exercise of 9,375 Series B Warrants and issued 6,875 shares of common stock and 2,500 shares of common stock issuable as of September 30, 2021. During the three months ended September 30, 2021, additionally, the Company issued 2,399,988 shares of common stock and 1,999,990 shares of common stock issuable from the alternate cashless exercise of 22 Series A warrants. A total of 2,002,490 common stock issuable were issued in October 2021. The Company collected the $100,000 subscription receivable in October 2021.

On October 1, 2021, the Company received aggregate gross proceeds of $100,000 from the exercise of 2,500 Series B Warrants and issued 2,500 shares of common stock. Additionally, from October 5, 2021 through December 16, 2021, the Company issued 6,399,968 shares of common stock from the alternate cashless exercise of 32 Series A warrants.

In January 2022, the Company issued 2,799,986 shares of common stock from alternative cashless exercise of Series A warrants.

Except as otherwise noted, the securities in the transactions describe above were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the persons acquiring the foregoing securities was an accredited investor (as defined in Rule 501(a) of Regulation D) and confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold bore a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith. The proceeds from these sales were used for general corporate purposes.

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Item 16. Exhibits, Financial Statement Schedules

(a) Exhibits

Exhibit
Number	Description

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on June 23, 2011).

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on June 23, 2011).

3.3	Certificate of Amendment to the Certificate of Incorporation of the Company, dated November 11, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 16, 2014).

3.4	Certificate of Amendment to the Certificate of Incorporation of the Company, dated July 9, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 15, 2015).

3.5	Certificate of Amendment to the Certificate of Incorporation of the Company, dated April 20, 2017 (incorporated by reference to Exhibit 3.1.1 to the Company’s Current Report on Form 8-K filed on April 26, 2017).

3.6	Certificate of Amendment to the Certificate of Incorporation of the Company, dated April 20, 2017 (incorporated by reference to Exhibit 3.1.2 to the Company’s Current Report on Form 8-K filed on April 26, 2017).

3.7	Certificate of Amendment to the Certificate of Incorporation of the Company, dated as of January 23, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 26, 2018).

3.8	Certificate of Amendment, dated as of June 7, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 21, 2019).

3.9	Certificate of Correction, dated as of June 10, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 21, 2019).

3.10	Certificate of Amendment, dated as of March 13, 2020 (incorporated by reference to Exhibit 3.10 to the Company’s Form S-1/A filed on August 13, 2020).

3.11	Certificate of Amendment to the Certificate of Incorporation of the Company, dated as of November 17, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 19, 2020).

3.12	Certificate of Designation of Series A Preferred Stock of the Company, dated December 2, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 16, 2014).

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3.13	Certificate of Designation of Series B Preferred Stock of the Company, dated June 16, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 15, 2015).

4.1	8% Convertible Redeemable Note, dated October 2, 2019, issued by the Company to Eagle Equities, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 5, 2018).

4.2	8% Convertible Redeemable Note, dated October 2, 2019, issued by the Company to GS Capital Partners, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 5, 2018).

4.3	8% Convertible Redeemable Back End Note, dated October 2, 2019, issued by the Company to GS Capital Partners, LLC (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on October 5, 2018).

4.4	Collateralized Secured Promissory Note, dated October 2, 2018, issued by GS Capital Partners, LLC to the Company (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on October 5, 2018).

4.5	8% Convertible Redeemable Note, dated November 30, 2018, issued by the Company to Eagle Equities, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 6, 2018).

4.6	8% Convertible Redeemable Note, dated December 24, 2018, issued by the Company to Eagle Equities, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 28, 2018).

4.7	10% Convertible Redeemable Note dated July 30, 2019, by and between the Company and Odyssey Capital Funding LLC. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 6, 2019).

4.8	Convertible Redeemable Note, issued to Auctus Fund LLC on August 30, 2019 and effective as of September 3, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 9, 2019).

4.9	Common Stock Purchase Warrant for the purchase of up to 450,000 shares of the Company’s common stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 9, 2019).

4.10	Common Stock Purchase Warrant for the purchase of up to 300,000 shares of the Company’s common stock (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 9, 2019).

4.11	Common Stock Purchase Warrant for the purchase of up to 225,000 shares of the Company’s common stock (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 9, 2019).

4.12	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.55 to the Company’s Annual Report on Form 10-K filed on October 15, 2019)

4.13	Form of First Convertible Redeemable Promissory Note (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 17, 2020)

4.14	Form of Second Convertible Redeemable Promissory Note (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 17, 2020)

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4.15	8% Convertible Promissory Note, dated December 2, 2020, issued by the Company to Geneva Roth Remark Holdings Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 7, 2020)

4.16	8% Convertible Redeemable Promissory Note, dated December 10, 2020, issued by the Company to GW Holdings Group, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 16, 2020)

4.17	8% Convertible Promissory Note, dated January 5, 2021, issued by the Company to Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 11, 2021)

4.18	8% Convertible Promissory Note, dated March 16, 2021, issued by the Company to Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 19, 2021)

4.19	8% Convertible Promissory Note, dated August 19, 2021, issued by the Company to Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 25, 2021)

4.20	8% Convertible Promissory Note, dated September 22, 2021, issued by the Company to Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 28, 2021)

4.21	8% Convertible Promissory Note, dated October 21, 2021, issued by the Company to Sixth Street Lending LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 27, 2021)

4.22	8% Convertible Promissory Note, dated November 26, 2021, issued by the Company to Sixth Street Lending LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 1, 2021)

4.23	10% Convertible Promissory Note, dated December 7, issued by the Company to One44 Lending LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 13, 2021)

4.24	Form of Prefunded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 3, 2020)

4.25	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 3, 2020)

4.26	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on April 3, 2020)

4.27	Form of Series C Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on April 3, 2020)

5.1 *	Opinion of Patrizio & O’Leary LLP

10.1	Debt Settlement Agreement between the Company and James Nathanielsz, dated February 4, 2015 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on February 17, 2015).

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10.2		Debt Settlement Agreement between the Company and Julian Kenyon, dated February 4, 2015 (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed on February 17, 2015).

10.3	†	Employment Agreement entered into as of February 25, 2015 by and between James Nathanielsz and the Company (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed on March 25, 2016).

10.4	†	Director Agreement entered into as of February 25, 2015 by and between Julian Kenyon and the Company (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on March 25, 2016).

10.5	†	Form of Scientific Advisory Board Member Agreement, incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 filed on March 25, 2016.

10.6	†	Amendment No. 1 to Employment Agreement entered into as of April 14, 2016 by and between James Nathanielsz and the Company (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed on May 16, 2016).

10.7	†	Amendment No. 2 to Employment Agreement entered into as of September 25, 2017 by and between James Nathanielsz and the Company (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on September 28, 2017).

10.8	†	Amended and Restated Employment Agreement, dated as of May 14, 2019, by and between the James Nathanielsz and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2019).

10.9	†	Amended and Restated Services Agreement, by and between Julian Kenyon and the Company, dated as of May 19, 2019 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 15, 2019).

10.10	†	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on May 15, 2019).

10.11	†	Director Agreement by and between Josef Zelinger and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 30, 2020).

10.12	†	Amended and Restated Director Agreement by and between Josef Zelinger and the Company, dated August 12, 2021 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 18, 2021).

10.13		Cancellation Agreement by and between James Nathanielsz and the Company, dated August 12, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2021).

10.14		Cancellation Agreement by and between Julian Kenyon and the Company, dated August 12, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 18, 2021).

10.15	Manufacturing Services Agreement by and between Q-Biologicals NV (now Amatsigroup NV) and the Company, dated August 12, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 23, 2016).

10.16	Quality Assurance Agreement by and between Q-Biologicals NV (now Amatsigroup NV) and the Company dated August 12, 2016 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 23, 2016).

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10.17	Consulting Agreement between the Company and Regal Consulting, LLC, dated November 18, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 23, 2016).

10.18	Securities Purchase Agreement by and between the Company and Eagle Equities, LLC, dated August 29, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 4, 2018).

10.19	Employment Agreement by and between the Company and Carlo Campiciano dated June 24, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

10.20	Securities Purchase Agreement, dated October 2, 2018, between the Company and GS Capital Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 5, 2018).

10.21	Securities Purchase Agreement, dated November 30, 2018, between the Company and Eagle Equities, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 6, 2018).

10.22	Securities Purchase Agreement, dated as of December 24, 2018, between the Company and Eagle Equities, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 28, 2018

10.23	Securities Purchase Agreement, dated December 2, 2020, by and between the Company and Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 7, 2020)

10.24	Securities Purchase Agreement, dated December 10, 2020, by and between the Company and GW Holdings Group, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 16, 2020)

10.25	Securities Purchase Agreement, dated January 5, 2021, by and between the Company and Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 11, 2021)

10.26	Securities Purchase Agreement, dated March 16, 2021, by and between the Company and Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 19, 2021)

10.27	Propanc Biopharma, Inc.’s 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 15, 2019).

10.28	Securities Purchase Agreement dated May 23, 2019, by and between the Company and Redstart Holdings Corp (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 30, 2019)

10.29	Securities Purchase Agreement, dated July 3, 2019, by and between the Company and Power Up Lending Group Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 10, 2019).

10.30	Securities Purchase Agreement dated July 30, 2019, by and between the Company and Odyssey Capital Funding LLC. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 6, 2019).

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10.31	Securities Purchase Agreement dated August 30, 2019, by and between the Company and Auctus Fund LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 9, 2019).

10.32	Registration Rights Agreement dated August 30, 2019, by and between the Company and Auctus Fund LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 9, 2019).

10.33	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K filed on October 15, 2019).

10.34	Form of First Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 17, 2020)

10.35	Form of Second Convertible Redeemable Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 17, 2020)

10.36	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 3, 2020)

10.37	Securities Purchase Agreement, dated August 19, 2021, by and between the Company and Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 25, 2021)

10.38	Securities Purchase Agreement, dated September 22, 2021, by and between the Company and Geneva Roth Remark Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 28, 2021)

10.39	Securities Purchase Agreement, dated October 21, 2021, by and between the Company and Sixth Street Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2021)

10.40	Securities Purchase Agreement, dated November 26, 2021, by and between the Company and Sixth Street Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 1, 2021)

10.41	Common Stock Purchase Agreement, dated November 30, 2021, by and between the Company and Dutchess Capital Growth Fund LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 7, 2021)

10.42	Registration Rights Agreement, dated November 30, 2021, by and between the Company and Dutchess Capital Growth Fund LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 7, 2021)

10.43	Securities Purchase Agreement, dated December 7, 2021, by and between the Company and ONE44, Lending LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 13, 2021)

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on October 15, 2019).

23.1	Consent of Salberg & Company, P.A., independent registered public accounting firm (incorporated by reference to Exhibit 23.1 to the Company’s Registration Statement on Form S-1 filed on February 3, 2022)

23.2*	Consent of Patrizio & O’Leary, LLP (included in Exhibit 5.1)

*	Filed herewith.
†	Management contract or compensatory plan or arrangement

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(b) Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, in the State of Victoria, Australia, on February 10, 2022.

PROPANC BIOPHARMA, INC.

By:	/s/ James Nathanielsz
Name:	James Nathanielsz
Title:	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James Nathanielsz	Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Accounting Officer), Director	February 10, 2022
James Nathanielsz

/s/ Dr. Julian Kenyon	Chief Technology Officer, Director	February 10, 2022
Dr. Julian Kenyon

/s/ Josef Zelinger	Director	February 10, 2022
Josef Zelinger

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